ENROME

February 13, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams,

We have read the statement made by Black Titan Corporation of its form 6-K dated January 29, 2026. We agree with the statement concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Black Titan Corporation contained therein.

Very truly yours,

Enrome LLP

Enrome LLP

Enrome LLP

143 Cecil Street #19-03/04
GB Building Singapore 069542

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